UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2014

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, in connection with his resignation as Senior Vice President World Wide Sales and Marketing of Response Biomedical Corp. (the “Company”), Timothy Shannon and the Company have entered into a separation agreement and release (the “Separation Agreement”) pursuant to which the Company and Mr. Shannon have agreed as follows: (i) Mr. Shannon’s employment with the company was terminated effective as of August 1, 2014; (ii) Mr. Shannon will be provided severance payments equal to his base salary at the time of his termination for a period of eight (8) months; (iii) the Company will reimburse Mr. Shannon for six (6) months’ worth of COBRA expenses. The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference

Item 9.01  Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release, dated August 13, 2014, by and between Response Biomedical Corp. and Timothy Shannon.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: August 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release, dated August 13, 2014, by and between Response Biomedical Corp. and Timothy Shannon.